UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 3, 2010
Global Traffic Network, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51838	33-1117834
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

880 Third Avenue, 6th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)
(212) 896-1255
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     The registrant held its annual meeting of shareholders on Wednesday, March 3, 2010. At the meeting, the registrant’s shareholders took the following actions:
          (i) The shareholders elected six directors to serve as members of our Board of Directors until the next annual meeting of shareholders. The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all nominees:

Nominee	Votes For	Votes Withheld
William L. Yde III	14,705,739	146,482
Dale C. Arfman	14,705,939	146,282
Gary O. Benson	13,868,637	983,584
Shane E. Coppola	14,669,061	183,160
William M. Mower	13,810,386	1,041,835
Stuart R. Romenesko	14,704,939	147,282
          (ii) The shareholders ratified the appointment of BDO Kendalls Audit & Assurance (NSW-VIC) Pty Ltd as the registrant’s independent registered public accounting firm for the fiscal year ending June 30, 2011. There were 17,103,746 votes cast for the proposal; 7,901 votes were cast against the proposal; 19,225 votes abstained; and there were no broker non-votes.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Traffic Network, Inc., a Nevada corporation
Date: March 5, 2010	By:	/s/ Scott E. Cody
Scott E. Cody, Chief Operating Officer
and Chief Financial Officer